UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 30, 2018

GYRODYNE, LLC

 (Exact name of Registrant as Specified in its Charter)

New York	001-37547	46-3838291
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD

SUITE 24

ST. JAMES, NEW YORK 11780

 (Address of principal executive

offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,

including area code

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 30, 2018, the Board of Directors of Gyrodyne, LLC, a New York limited liability company (the “Company”), approved Amendment No. 3 to its Retention Bonus Plan (the “Plan”). Amendment No. 3 amends the Plan to provide that no benefits are to be paid to participants from the sale of any individual post-subdivided lot from either of the Company’s Flowerfield or Cortlandt Manor properties until aggregate sale proceeds from all sales of post-subdivided lots from such property exceed a designated aggregate floor for such property. Prior to Amendment No. 3, benefits could have been paid out of the Plan following the sale of an individual post-subdivision lot irrespective of whether aggregate sale proceeds for the relevant subdivided property had exceeded or will exceed a designated aggregate floor. The aggregate floor for each of the Flowerfield and Cortlandt Manor properties is defined in Amendment No. 3 as the 2013 appraised value of such property plus land development costs incurred for such property since such appraisal.

The Company had previously adopted Amendment No. 2 to the Plan on January 26, 2018 to provide for vesting of benefits upon the sale of each individual post-subdivision lot at Flowerfield and Cortlandt Manor, so that payments to the bonus pool may be made shortly following the closing of the sale of such lot. As originally adopted, the Plan treated each of Flowerfield and Cortlandt Manor as one property. The reason for this original treatment was that, at the time of adoption of the Plan, the board of directors believed that each of Flowerfield and Cortlandt Manor would be sold as one block. Subsequent to adoption of the Plan, the board came to believe that subdividing the properties and selling individual post-subdivided lots may maximize aggregate proceeds and thus would be in the best interests of the Company and our shareholders. The Company believes that Amendment No. 3 further aligns the interests of Plan participants with those of our shareholders by ensuring that no Plan benefits are paid upon the sale of individual post-subdivision lots until aggregate sales from such subdivided property exceed the designated aggregate floor for such property.

The description of Amendment No. 3 in this Report is only a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 3 which is attached to this Report as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Amendment No. 3 to Retention Bonus Plan

Forward-Looking Statement Safe Harbor

The statements made in this report that are not historical facts constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, risks and uncertainties relating to the plan of liquidation, the risk that the proceeds from the sale of Gyrodyne's assets may be substantially below Gyrodyne's estimates, the risk that the proceeds from the sale of our assets may not be sufficient to satisfy Gyrodyne's obligations to its current and future creditors, and other unforeseeable expenses related to the proposed liquidation, the tax treatment of condemnation proceeds, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, risks and uncertainties relating to developing Gyrodyne's undeveloped property in St. James, New York and other risks detailed from time to time in Gyrodyne's SEC reports.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE, LLC

By:	/s/ Gary Fitlin
Gary Fitlin
President and Chief Executive Officer

Date:  November 2, 2018